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               MANEX/MASS.ILLUSION BUSINESS ACQUISITION AGREEMENT

     THIS BUSINESS ACQUISITION AGREEMENT (the "Agreement") is entered into as of this 15th day of September 1997 by and between CINERGI PRODUCTIONS INC. (CALIFORNIA) doing business as MASS.ILLUSION, a California corporation ("Seller"), whose address is 2308 Broadway, Santa Monica, CA 90404 and MASS.ILLUSIONS, LLC a Massachusetts limited liability company ("Buyer"), whose principal place of business is 30 Riverview Road, Lenox, MA 01240 and sets forth the terms and conditions of Buyer's purchase of certain assets and agreement to perform certain obligations on behalf of Seller with respect to Seller's motion picture visual effects facility.

                                      WITNESSETH

     WHEREAS, subject to the terms and conditions hereof, Seller desires to sell certain of its properties and assets to Buyer as well as Seller desires to have certain obligations of Seller performed by Buyer, including without limitation, certain rights, duties and obligations in connection with the motion picture entitled "What Dreams May Come" (the "Picture");

     WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said properties and assets as well as assume certain specified obligations of Seller for the consideration specified herein; and

     WHEREAS, Buyer and Seller are simultaneously executing agreements with ATL Productions Inc. ("ATL") for the purpose of facilitating this Agreement.

     NOW, THEREFORE, in order to consummate the Agreement and in consideration of the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. PURCHASE AND SALE OF ASSETS

     1.1 SALE AND DESCRIPTION OF ASSETS. Subject to the terms and conditions specified herein, Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.6 hereof), all of the assets set forth on SCHEDULE A hereto (the "Subject Assets"), "AS IS," and "WITH ALL FAULTS" without warranty or representation of any kind except as specifically set forth herein in the form of the quitclaim contained herein as SCHEDULE B, but specifically excluding any assets in which a party has a security interest therein (e.g. Sony and ATL) as well as any assets transferred to the Walt Disney Company relating to the motion picture library sale agreement entered into with Seller's parent corporation Cinergi Pictures Entertainment Inc. unless said party has consented to such a transfer in writing. At the Closing, Seller shall deliver or cause to be delivered to Buyer a Bill of Sale of the form of SCHEDULE C hereto, releasing to Buyer all of Seller's title to the Subject Assets subject only to any liens or encumbrances which are more fully set forth in SCHEDULE D. If Buyer elects to assume the existing lease of the Lenox Massachusetts Facility (the "Lease"), where certain of the Subject Assets are located (the "Lenox" Facility), and subject to the landlord's permission (which Seller warrants that it will use reasonable efforts to secure said permission), Seller shall cause

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the Lease to be assigned to Buyer and Buyer shall assume the Lease by executing an Assignment and Assumption of Lease in the form of SCHEDULE E attached hereto.

     1.2 PAYMENT OF PAYROLL. Concurrently upon execution hereof, and pursuant to the amounts specifically set forth in SCHEDULE F attached hereto, Buyer will pay all payroll and related obligations listed thereon by wire transfer or cashier's check. In furtherance thereof and upon execution of this Agreement, Buyer will cause the sum of TWO HUNDRED FORTY-ONE THOUSAND FOUR HUNDRED ELEVEN and 79/100 ($241,411.79) to be deposited into the Jeffer, Mangels, Butler & Marmaro LLP Trust Account ("Trust Account") from which Seller will cause forthwith all such sums to be disbursed according to the requirements of SCHEDULE F.

     Thereafter and on such dates as listed on SCHEDULE F, Buyer shall further pay into the Trust Account the sum of TWO HUNDRED AND TWENTY-FOUR THOUSANDS NINE HUNDRED TWENTY NINE AND 73/100 ($224,929.73) from which Seller will cause forthwith such sums to be disbursed according to the requirements of SCHEDULE F plus Buyer will be responsible for and pay all payroll of Seller's employees/subcontractors encompassed by SCHEDULE F for September 14 and 15, 1997.

     1.3 ASSUMPTION OF LIABILITY OF CERTAIN TRADE CREDITORS. On or before September 23, 1997, Buyer covenants to notify all of Seller's creditors set forth on SCHEDULE G by way of the letter set forth in SCHEDULE H of Buyer's agreement to assume the management of Seller's accounts payable in accordance with paragraph 3.1(c) herein. Seller may also forward such letter to any such creditor and Seller remains at liberty to compromise any creditor claim on SCHEDULE G at its own expense.

     1.4 Buyer covenants that simultaneous with the execution of this Agreement, it will cause ALT to enter into a binding agreement with Buyer which provides that Buyer will assume all of the obligations of Seller in connection with that certain Short-Form Agreement set forth in paragraph 2.1 hereinbelow.

     1.5 CONSIDERATION. In consideration of the transfer by Seller to Buyer of the Subject Assets, Buyer agrees to perform all of the obligations set forth in this Agreement, including without limitations, those obligations set forth in this paragraph 1 and paragraph 3 hereinbelow. For purposes of the parties, Buyer shall be considered to have purchased the Subject Assets for the amount of TWO MILLION SIX HUNDRED THOUSAND DOLLAR ($2,600,000) (the "Purchase Price").

     1.6 CLOSING. The closing of this Agreement (herein called the "Closing") shall be held at the offices of Oberstein, Kibre and Horwitz LLP, 1999 Avenue of the Stars, Suite 1850, Los Angeles, CA 90067 on 15 September 1997 or at such other time or place as may be fixed by mutual agreement of Buyer and Seller.

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     SECTION 2. ASSIGNMENT

     2.1 Seller hereby assigns, grants, sells and sets over to Buyer without any warranties expressed or implied all of its rights, duties, benefits and obligations (past, present and future) in and to that certain Short-Form Production Services Agreement dated as of 15 May 1997 ("Short-Form Agreement") between ATL Productions, Inc. (a subsidiary of Interscope Communications, Inc.) (collectively "Interscope") and Seller and all elements thereof relating to the Picture. Buyer does hereby accept such assignment and indemnifies and holds Seller harmless from any claims, losses, expenses, damages and costs, including attorneys fees resulting from Buyer's failure to perform Seller's obligations thereunder. Seller agrees to execute the Short Form Assignment Agreement attached hereto as SCHEDULE I.

     SECTION 3. CONDITIONS

     3.1 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject, at the option of the Seller, to the fulfillment of the following conditions whether occurring before or after Closing:

          (a) Seller's receipt of a complete release from Interscope in a form satisfactory to Seller relating to among other things Seller's obligations to ATL pursuant to the Short-Form Agreement. Additionally, and as part of Buyer's agreement with ATL, Buyer covenants to secure a covenant from ATL to Buyer, by which Buyer hereby guarantees to Seller, that ATL will satisfy all of the financial obligations with respect to the Cineon license agreement (attached hereto as SCHEDULE J) entered into by Seller relating to equipment, software and services to be provided on the Picture without liability to Seller, and Buyer agrees to indemnify and hold Seller harmless from ATL's inability or refusal to perform those executory obligations remaining within the Cineon license agreement as they exist at the Closing, including all expenses, damages, claims, and costs, including attorneys fees.

          (b) Buyer's payment of all sums required to be paid pursuant to paragraphs 1.2 and 1.3 herein; and

          (c) As a pool of funds to be used to satisfy Seller's trade creditors, Buyer shall expend the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) (the "Creditor Fund") within ninety (90) days of 15 September 1997 (or earlier if Buyer so elects) for the benefit of such trade creditors set forth on SCHEDULE F subject to the following terms:

               (1) The maximum amount any single creditor shall receive from those funds set forth herein is an amount equal to a proration of those funds available to pay the creditors divided by the creditors Buyer agrees to manage less those creditors Buyer will not pay and which Buyer has notified Seller of in writing. Buyer must indicate to Seller within fifteen (15) days of Closing which trade creditors (and the respective amounts due such creditors) Buyer will not pay as part of Buyer's managing of Seller's trade creditor accounts payable. Prospectively, Buyer may continue to notify Seller of additional creditors Buyer will not pay hereunder.

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Maximum settlement  =            Available Funds to Pay Creditors       X  100
amount per creditor     -----------------------------------------------
(expressed as cents        Total Trade Creditors less Creditors Buyer
on the dollar)                           will not pay


     Notwithstanding the foregoing, no payment to any one creditor shall exceed TWENTY THOUSAND DOLLARS ($20,000) unless Seller agrees to the same in writing.

               (2) No payment to any creditor hereunder shall be made on account of any open, prospective, or unmatured obligations of Seller up to and including 15 September 1997 or of any new obligation of Buyer. To the extent a dispute arises as to the validity of a particular obligation, the decision of Seller shall conclusively be deemed final.

               (3) REPORTING. Buyer shall deliver to Seller every fifteen days (calculated from 15 September 1997) a report of the current status of trade creditors paid to date and such report must indicate the creditor paid, the date paid, the amount paid and all remaining outstanding trade creditors as of the date of each report submitted to Seller.

               (4) RELEASE. Buyer covenants that it will secure an appropriate release from each creditor paid from the Creditor Fund indicating Buyer and Seller have made payment in full accord and satisfaction of all Seller's outstanding credit obligations with respect to said creditor and the form of said release must be approved by Seller in writing in advance.

               (5) Any unspent portion of the Creditor Fund on hand at the end of the ninety (90) day period must be returned to the Trust Account to be disbursed pursuant to Seller's instructions for the benefit of creditors.

               (6) Buyer shall only be entitled to apply TWENTY-EIGHT percent (28%) or FIFTY SIX THOUSAND DOLLARS ($56,000) of the Creditor Fund, to fund trade creditors relating to the Picture.

               (7) No part of the Creditor Fund shall be used to pay the Cineon license agreement which shall be assumed in full by ATL.

     SECTION 4. SECURITY INTEREST

     Buyer hereby agrees to grant to Seller a first priority security interest in certain of the Subject Assets in the amount of THREE HUNDRED SEVENTEEN THOUSAND DOLLARS ($317,000) as a security for Buyer's covenant to Seller to pay the requisite obligations of Buyer set forth in paragraph 1.2 and 3.1(c) herein as well as to secure Buyer's financial obligation to manage Seller's trade creditors accounts payable as set forth in paragraph 1.3 herein. Buyer agrees to execute the appropriate UCC-1's (for the states of California, New York, and Massachusetts) and the Security Agreement set forth in SCHEDULE K concurrently upon execution of this Agreement and Seller represents the Collateral (as that term is defined in SCHEDULE K) is not required equipment relating to the Picture.

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    Provided Buyer is not in default hereunder, and upon Buyer's payment of all sums set forth in SCHEDULE F herein and Buyer's satisfactory performance of all of its obligations contained in paragraphs 1.3 and 3.1(c) herein as well as Buyer's return of all unused Creditor Fund amounts to the Trust Account as set forth in paragraph 3.1(c)(4), Seller covenants to release and discharge the security interest granted to Seller herein within ten (10) days of Buyer's performance hereof and Seller agrees to execute the appropriate documentation to evidence such termination, including without limitation, UCC-3 financing statements.

    SECTION 5. INDEMNITY AND RELEASE

    Buyer does hereby agree and at all times indemnify and hold harmless Seller, its directors, officers, agents, attorneys, parent, subsidiaries and employees ("Indemnitees") from any claims, losses, expenses, damage and costs incurred in investigating any claim or defending any suit or action initiated by any third party, court costs and reasonable attorneys' fees and other limitation expenses, resulting to Indemnitees, or which Indemnitees, or any of them, may suffer, incur or sustain or for which any of them become liable in connection with or resulting from or by reason of any breach by Buyer of its obligations or covenants to Seller set forth hereunder.

     Buyer does hereby release and forever discharge Seller and its respective successors, predecessors, parents, subsidiaries and affiliated entities (including without limitation Cinergi Pictures Entertainment Inc.) together with their respective employees, officers, directors, shareholders, attorneys, and heirs, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature, character and description, suspected or unsuspected, known or unknown, matured or unmatured, which Buyer and/or Manex Entertainment Ltd. now own or hold, or have at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done in connection with, arising out of or relating directly or indirectly to this Agreement or the Picture or Seller's business as set forth in this Agreement.

    SECTION 6.  REPRESENTATIONS AND WARRANTIES

    6.1  Buyer warrants and represents:

         (a) Buyer is a duly organized limited liability company of Massachusetts which is properly constituted and capitalized;

         (b) Buyer has the full right, power and authority to enter into this Agreement;

         (c) Buyer has the financial capacity to enter into the transaction with Interscope and complete all of the obligations set forth therein;

         (d) Buyer will enter into the agreement with Interscope set forth in paragraph 1.4; and,


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         (e)  Buyer has fully performed its due diligence with respect to the
Subject Assets and accepts the same where is and as is.

    6.2  Seller warrants and represents:

         (a) Seller has the full right, power and authority to enter into this Agreement.

    SECTION 7.  MISCELLANEOUS

    7.1 ENTRY UPON PREMISES. Buyer hereby agrees to provide Sony Pictures Imageworks ("SPI") access to Buyer's premises for purposes of SPI retrieving all materials SPI is entitled to under the Production Services Agreement dated 24 February 1997 with respect to the motion picture "Starship Troopers" and Buyer hereby grants to SPI a license to enter upon the premises for the purpose set forth herein. Buyer covenants that it (and all of its employees) will preserve the confidentiality of the Sony settlement agreement and any breach thereof will be deemed a material breach of this Agreement. Furthermore, Buyer covenants to make various of its employees available to Seller (at no cost to Seller) in order for Seller to consummate certain settlement transactions as more fully set forth in the attached ADDENDUM and its accompanying SCHEDULE Z-1 attached hereto and incorporated by this reference.

     7.2 RETURN OF MATERIALS/PUBLICITY. All of the motion picture materials (broadly defined to include, without limitation, all elements, tapes, logos, digital assets, etc.) in the possession of Buyer must be returned forthwith to Seller at Seller's cost. Buyer acknowledges and agrees that it may not exploit any of these assets in any way, manner or form and that any breach of this paragraph by Buyer will be considered a material breach of this Agreement. Furthermore, Buyer shall have no right to publicize or utilize the aforementioned materials in publicity materials to solicit new business to prospective clients or otherwise.

     7.3 ACCESS TO FINANCIAL RECORDS. Buyer covenants to allow Seller access to the financial records of Mass.Illusion after Buyer's purchase thereof for purposes of confirming Buyer's progress towards managing all Seller's accounts payable as more fully set forth in paragraph 1.3 and 3.1(c) herein. By way of example only, Seller will need access to Buyer's general ledger to confirm any settlement with a specific trade creditor and Seller may need to secure a copy of the general ledger of its own purposes.

    7.4 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

    7.5 GOVERNING LAW/JURISDICTION. This Agreement shall be construed under and governed by the internal laws of the State of California. Both parties hereto consent to the exclusive jurisdiction of the state and federal courts within the County of Los Angeles in the State of California.

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    7.6  NOTICES.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the following addresses:

SELLER:
Cinergi Productions Inc. (California)     Jeffer, Mangels, Butler & Marmaro LLP
dba Mass.Illusion                         2121 Avenue of the Stars
2308 Broadway                             Century City, California 90067
Santa Monica, California                  Phone: (310) 203-8080
Phone: (310) 315-6000                     Fax: (310) 203-0567
Fax: (310) 828-3861                       Contact: Joe Eisenberg
Contact: Erick Feitshans

BUYER:
Mass.Illusions, LLC
30 Riverview Road
Lenox, MA 01240
Phone: (413) 637-4500
Fax: (413) 637-0054
Contact: George Q. Vaile

    7.4 ENTIRE AGREEMENT. This Agreement, including the Addendum and any Schedules referred to herein, is complete, reflects the entire agreement of parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. Notwithstanding the foregoing, this Agreement is contingent upon the simultaneous execution of that certain agreement between Seller and Interscope of even date with respect to the Short-Form Agreement and the Picture.

    7.5 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

    7.6 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

    7.7 AGREEMENT NOT AN OFFER. Under no circumstances shall this Agreement be deemed to be an offer by Seller to Buyer or Buyer to Seller regarding the purchase and sale of the Subject Assets, and this Agreement shall only be binding upon Buyer or Seller if first executed by a duly authorized officer of Buyer and then counter-executed by an authorized officer of Seller.


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    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


CINERGI PRODUCTIONS INC. (CALIFORNIA) d.b.a. MASS.ILLUSION


By: /s/ ERICK FEITSHANS
    -------------------------------------------
    Erick Feitshans, Vice President


MASS.ILLUSIONS, LLC



By: /s/ GEORGE Q. VAILE, MGR
    -------------------------------------------
    George Q. Vaile, Manager


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